As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-208855

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hospitality Investors Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	80-0943668
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

Hospitality Investors Trust, Inc.

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022

(571) 529-6390

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Jonathan P. Mehlman

Chief Executive Officer and President

Hospitality Investors Trust, Inc.

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022

(571) 529-6390

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul C. Hughes	Steven L. Lichtenfeld
General Counsel and Secretary	Proskauer Rose LLP
Hospitality Investors Trust, Inc.	11 Times Square
Park Avenue Tower, 65 East 55th Street, Suite 801	New York, New York 10036
New York, New York 10022

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT – DEREGISTRATION OF SECURITIES

Hospitality Investors Trust, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Company’s Registration Statement on Form S-3 (Registration No. 333-208855) (the “Registration Statement”) to deregister securities of the Company that remain unsold under the Registration Statement. The Registration Statement was filed with the Securities and Exchange Commission on January 4, 2016 to register shares of common stock, par value $0.01 per share, of the Company that may be issued pursuant to the Company’s Distribution Reinvestment Plan.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered that remain unsold at the termination of the offering, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered pursuant to the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 30, 2021.

HOSPITALITY INVESTORS TRUST, INC.

By:	/s/ Jonathan P. Mehlman
	Name:	Jonathan P. Mehlman
	Title:	Chief Executive Officer and President

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.